Exhibit 10.23

AMENDMENT 2 TO

MICROSOFT CORPORATION / WEBTV SHOPPING INSERTION ORDER

This Amendment 2 is made pursuant to that certain Microsoft Corporation / WebTV Shopping Insertion Order and the attached Microsoft Corporation Non-Standard Terms and Conditions dated June 26, 2000 by and between Microsoft Corporation (“Microsoft”) and Proflowers (“Company”) and amended by that certain Amendment to Microsoft Corporation / WebTV Shopping Insertion Order dated September 7, 2001 (collectively, the “Agreement”), and sets forth the terms pursuant to which Company will participate in the shopping placements in the MSN Shopping Channel (“eShop”), MSN TV Service Shopping Center (“MSN TV Shopping”) as well as other Microsoft sites (collectively, the “Microsoft Shopping Channels”).

Microsoft and Company hereby agree to modify the Agreement as follows, effective immediately:

1.	Pursuant to Section 16, Microsoft hereby assigns its rights and obligations hereunder to Microsoft Online, LP, an affiliate of Microsoft Corporation. Hereinafter, Microsoft Corporation and Microsoft Online, LP will be referred to either collectively or individually as “Microsoft”.

2.	All references to “WebTV” in the Agreement will be deemed deleted, and the words “MSN TV Shopping” will respectively be deemed inserted therein.

3.	The Term, Total Fees and Order Summary outlined in the Agreement will be deemed deleted, and such elements will be amended and deemed inserted as set forth below:

Account Executive:	Barry Dougan
Email:	[*]

Company:	Proflowers.com	Agency	N/A
Contact:	Mark Irace 5005 Wateridge Vista Dr. Second Floor San Diego, CA 92121 [*]	Contact:
Site URL:	www.proflowers.com	Term:	[*]
		Total Fees:	See Exhibit 1-B

Ad Elements	Order Total	[*]	Total ad requests
Microsoft Shopping Channel placements (See Exhibit 1-A) [*]	[*]	[*]	See Exhibit 1-A

4.	CANCELLATION: The parties agree that Section 6 of the Agreement shall be deemed deleted, and the following shall be deemed inserted therein:

If either Microsoft or Company materially defaults under this Agreement, the non-defaulting party will notify the other in writing. If the failure is not cured within ten (10) business days after written notice is received by the notified party, the non-defaulting party may terminate this Agreement immediately with no further obligation to the notified party. Upon expiration of this Agreement, or if Microsoft terminates this Agreement due to Company’s willful and/or intentional breach (including, but not limited to, Company’s failure to pay Microsoft), Company will immediately pay any amounts of the Total Fees not yet paid. If Microsoft terminates this Agreement due to an unintentional breach by Company: (a) prior to [*], Company shall be obligated to render payment of [*] in the amount of [*] to Microsoft; or (b) [*], Company shall be obligated to render payment of any amounts of the Total Fees not yet paid. If Company terminates due to an uncured default by Microsoft, Company will be obligated to render payments to Microsoft through the effective date of termination. If Microsoft terminates due to an uncured default by Company, Microsoft will be obligated to serve Company’s advertisements through the effective date of termination.

*	Material has been omitted pursuant to a request for confidential treatment.

5.	TESTING. The parties agree that in addition to the obligations set forth in Section 7, Company will, within ten days after execution of this Amendment, cooperate with Microsoft to conduct a 1 week test to verify that Company’s

MICROSOFT

technology accurately tracks MSN users. Company will cooperate with Microsoft to promptly resolve any discrepancies between Company’s tracking results and Microsoft’s tracking results.

6.	The parties agree that in addition to the obligations set forth in Section 11, Company will make reasonable efforts to ensure that web sites operated by or on behalf of Company comply with the Platform for Privacy Preferences Project requirements set forth in Exhibit 1-C. Company shall offer reasonable assistance to Company regarding Company’s compliance with the Platform for Privacy Preference Project requirements.

7.	The parties agree that the following Section is deemed inserted as Section 17, “FEATURED SITES”:

A.	Placements: Company will receive the Featured Sites words and closely related variants set forth in Exhibit 1-A on [*] basis commencing on the date of first exhibition of Company’s links by Microsoft and continuing through the end of the Term. Company’s site will receive placement in relevant MSN user searches, however, Microsoft cannot guarantee Company’s placement and/or ranking within the “Featured Sites” section of MSN Search. If Company does not receive [*] placement within Featured Sites, Microsoft will notify Company at least [*] prior to the Featured Sites change and provide an alternate solution to capture the lost orders associated with the Featured Sites placement change. Microsoft will deliver ad requests in promotion of the Featured Sites words, however, such ad requests are not guaranteed to Company, and Microsoft’s failure to deliver such ad requests shall not be deemed a breach of this Agreement or entitle Company to any legal remedy. Microsoft reserves the right to update the MSN Search template at any time during the Term.

B.	Delivery: During the Term, Microsoft will make reasonable efforts to deliver clicks to Company’s site from search results on any Microsoft site. Microsoft is not obligated to deliver such clicks evenly throughout the Term. Failure by Microsoft to deliver a certain number of clicks shall not be deemed a breach of this Agreement or entitle Company to any legal remedy.

C.	Featured Sites Cancellation: At any time during the Term, either party may terminate the Featured Sites portion of this Agreement upon thirty (30) days’ prior written notice to the other party. In such event, Microsoft will exercise one of the following options within ten (10) business days following the date of the Featured Sites termination notice in its sole discretion. Microsoft will either: (x) perform the obligations set forth in Section 17.D, and Company will remain obligated to render payment to Microsoft for such placements through the effective date of termination (but shall not owe Microsoft any additional consideration for Microsoft’s obligations set forth in Section 17.D); or (y) Microsoft will reduce the Fee (as such term is defined in Exhibit 1-B) by a rate [*] click delivered by Microsoft through the effective date termination of the MSN Search Featured Sites placement. The total Featured Sites value baseline is [*]. The total click delivery for the Term is projected at [*]. Following each party’s performance as set forth above, the parties will be relieved of their respective obligations solely with respect to the MSN Search Featured Sites placements. The cancellation rights set forth in this Section 17.C will not pertain to Company’s Microsoft Shopping Channel placements.

D.	Alternate placements.

i.	If the Featured Sites portion of this Agreement is terminated by Company, Microsoft shall serve ad requests until Company achieves the number of orders (“Lost Orders”) projected to be achieved during the time from the termination to the expiration date (“Lost Order Period”). The number of Lost Orders is quantified based upon the historical ratio of orders to ad requests [*] prior to the termination date (and is currently [*]). Dividing the number of ad requests that should have been delivered over the Lost Order Period by the number of ad requests historically necessary to achieve [*], results in the number of Lost Orders that Microsoft shall serve. For example, if the historical ratio is [*] and [*] ad requests should have been delivered over the Lost Order Period, then Microsoft would have to achieve [*] orders. The obligations of this Section 17.D.i shall survive termination of the Agreement.

F.	Special Terms: The final keyword and advertisement content will be subject to mutual agreement of the parties. Microsoft reserves the right to immediately and temporarily suspend (until the accessibility is less than [*] of the total URL links from Company) distribution of Company’s entire Featured Site listings (“Listings”) if [*] or more of the total URL links from Company are not functional and accessible at any

*	Material has been omitted pursuant to a request for confidential treatment.

given time, and any such temporary suspension shall not constitute a breach of this Agreement. Company may update or refresh the Listings [*] every [*], or an alternate schedule contingent upon seasonal promotions or product changes and agreed upon by the parties. Updates will be scheduled by the parties following the date upon which the Listings are first displayed. Company will create and deliver to Microsoft all updated Listings at least [*] prior to the first run date for such Listing, and such updates will be subject to the same review by Microsoft as a new Listing.

This Amendment 2 and the Exhibits 1-A, 1-B and 1-C attached hereto, shall be attached to and incorporated into the Agreement, and are subject to all the terms and conditions of the Agreement. Whereby the parties enter into this Amendment 2 and the Exhibits 1-A, 1-B and 1-C attached hereto, as of the later of the two dates below.

Microsoft	Company
MICROSOFT ONLINE, LP	PROFLOWERS.COM
6100 Neil Road	5005 Wateridge Vista Drive, Second Floor
Reno, NV 89570	San Diego, CA 92121

By /s/ Joanne Bradford	By /s/ Steven Bellach
(Sign)	(Sign)

Joanne Bradford	Steven Bellach
Name (Print)	Name (Print)

VP Sales	Chief Mktg Officer
Title	Title

8/22/02	8/13/2002
Date	Date

Program Contact: See Account Executive above

*	Material has been omitted pursuant to a request for confidential treatment.

EXHIBIT 1-A

MSN eShop Tenancy	Proj Annual Ad Requests (000,000)

Total
[**]
MSN [**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]*	[**]
[**]	[**]
MSN [**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**] page sponsorship
[**]	[**]
[**]	[**]
[**] page sponsor
[**]	[**]
[**]	[**]
[**] page sponsor
[**]	[**]
[**]	[**]
[**] page sponsor
[**]	[**]
[**] Guide
[**]	[**]
[**]	[**]

MSN Search Placements	Proj Ad Requests (000,000)
[**]
MSN Search
MSN Search [**]	[**]
MSN Search [**]	[**]

**	Material has been omitted pursuant to a request for confidential treatment.

x-MSN Shopping Placements	Proj Ad Requests (000,000)
[**]
MSN.com
MSN.com [**]	[**]
MSN.com [**]	[**]
MSN.com[**]	[**]
MSN.com [**]	[**]
Hotmail
Hotmail [**]	[**]
Hotmail [**]	[**]
Hotmail [**]	[**]
Hotmail [**]	[**]
Hotmail [**]	[**]
[**] Hotmail [**]	[**]

MSN SEARCH FEATURED SITE WORDS

Keyword	[**]
[**]

**	Material has been omitted pursuant to a request for confidential treatment.

[**]	[**]

MSN SEARCH FEATURED BANNER WORDS

Keyword Banners	[**]
[**]

[**]	network merchandising (including [**], inline and incontext) ad requests are estimates for each site.

*	The [**] above are a non-binding estimate; Microsoft makes no warranty regarding the number of [**] which will be delivered under this Agreement. Notwithstanding the foregoing, Microsoft will report clicks delivered by Microsoft to Company’s site as the result of such placements. Company agrees that Microsoft will [**] delivered each day Company’s advertisements appear on MSN.com (including the MSN Shopping [**], and the network information pane) for a period of [**].

Failure by Microsoft to meet [**] ad request totals, a particular cost per acquisition, or a certain return on investment metric will not be deemed a breach of this Agreement or entitle Company to any legal remedy.

**	Material has been omitted pursuant to a request for confidential treatment.

Subject to Section 2.2 of Exhibit 1-B, Microsoft will make reasonable efforts to deliver the total ad requests and click transfers from the [**], Search and cross-MSN placements set forth above (the “Delivery Goal”), unless otherwise agreed upon by the parties. If Microsoft fails to provide the Delivery Goal by the end of the Term, [**] until the Delivery Goal is met.

Microsoft will make reasonable efforts to deliver ad requests and click transfers from the distribution areas above in substantially the same percentages as projected (i.e., [**], unless otherwise agreed upon by the parties.

** Material has been omitted pursuant to a request for confidential treatment.

EXHIBIT 1-B

TOTAL FEES

The Total Fees shall be comprised of the following elements:

1.	Fee. Company will pay Microsoft [*] (the “Fee”) in consideration for [*] from the elements set forth in Exhibit 1-A. The Fee is a guaranteed payment to Microsoft, except as set forth in Section 4 of this Amendment. The Fee will be rendered to Microsoft in [*]. The [*] payment is due when [*]. Microsoft will invoice Company for the [*], and Company will pay such invoiced amounts within [*] following the date of such invoice.

2.	Bounty Fee.

2.1	During the Term, Microsoft will make reasonable efforts to deliver [*].

2.2	If Microsoft provides [*] to Company, Company will pay Microsoft the fees below [*] (the “Bounty Fees”):

[*] DELIVERED BY MICROSOFT [*]	BOUNTY FEES
[*]	[*]

2.3	Payment of Bounty Fees (if any) called for by this Section 2 will be paid on a [*] basis, in arrears within [*] after the end of any [*] as to which Bounty Fees are payable. Company will remit to Microsoft the aggregate Bounty Fees due, together with a statement specifying the aggregate number of [*] in the applicable [*].

2.4	Company agrees to keep all usual and proper records and books of account and all usual and proper entries relating to Company’s obligations described in this Section 2. Microsoft shall have the right to cause, at its sole cost and expense, an audit and/or an inspection to be made of the applicable Company records in order to verify Company’s compliance with the terms of this Agreement. Any audit and/or inspection shall be conducted during regular business hours upon at least thirty (30) days prior written notice [as per Section 5B of the Agreement].

2.5	The parties will meet on a [*] basis during the Term to monitor and manage the placements. Following each such meeting, the parties may revise the placements in an effort to optimize [*] to Company’s site.

2.6	Company will be billed for Bounty Fees [*] by Microsoft, however, Microsoft will not be required to refund or otherwise return to Company any portion of the Fee for [*]. Failure by Microsoft to meet [*] set forth above in Section 2.2 shall not be deemed a breach of this Agreement or entitle Company to any legal remedy. Microsoft is not obligated to deliver [*] evenly throughout the Term.

*	Material has been omitted pursuant to a request for confidential treatment.

EXHIBIT 1-C

PLATFORM FOR PRIVACY PREFERENCES PROJECT COMPLIANCE

To successfully use cookies, the privacy features of Internet Explorer 6 require Web services to deploy compact privacy policies as defined by the Platform for Privacy Preferences (P3P) Project developed by the World Wide Web Consortium (W3C). The Internet Explorer 6 privacy features filter cookies based on these compact policies as well as the user’s privacy settings. While some cookies might not require a compact policy, implementing policies for all cookies [*].

Online privacy has become increasingly important to consumers, privacy advocates and the government. Addressing these concerns is the responsibility of the entire internet community. To address this Microsoft has implemented new privacy tools into Internet Explorer 6 which utilize P3P.

We will be having regular chats at Microsoft TechNet in the IT community Technical Chats to discuss the privacy features, cookies and how to deploy P3P.

Below are links to help you begin deployment of P3P.

Internet Explorer Privacy Feature Information Links:

Privacy in Internet Explorer 6, a comprehensive overview, is the best place to start learning about the new privacy features of Internet Explorer 6 and the Web site changes required to successfully utilize cookies. Alternatively the online presentation Internet Explorer 6 Privacy Features is a great introduction.

How to deploy P3P privacy policies on your Web site This overview explains the steps to take when deploying P3P beginning with a natural language privacy policy. The examples are over-simplified and used only to illustrate the steps to deployment.

The Microsoft Privacy Statement Wizard This wizard will help you to quickly and easily generate privacy policies and compact privacy policies to aid in P3P deployment.

The Platform for Privacy Preferences 1.0 Deployment Guide is the deployment guide from the W3C.

Resources For Creating P3P Based Privacy Statements is an online presentation which describes resources available to aid in P3P deployment.

Internet Explorer 6 Privacy User Experience is an online presentation which explains how users will interact with IE 6 as they utilize the privacy features.

Platform for Privacy Preferences (P3P1.0) Specification is the actual W3C candidate recommendation specifying P3P.

Internet Explorer 6 Preview - Beta test the latest in privacy features by downloading the preview version.

*	Material has been omitted pursuant to a request for confidential treatment.